EXHIBIT 11

                 Statement re: Computation of Per Share Earnings




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                                                                      EXHIBIT 11



                       EAST TEXAS FINANCIAL SERVICES, INC.

                 Statement re: Computation of Per Share Earnings
                      Fiscal Year Ended September 30, 2000


                         Total Shares       Unallocated          Total Shares
                         Outstanding        ESOP Shares      For EPS Calculation

September 30, 1999        1,294,420            66,310             1,228,110
October 31, 1999          1,294,420            66,310             1,228,110
November 30, 1999         1,162,320            66,310             1,096,010
December 31, 1999         1,162,320            66,310             1,096,010
January 31, 2000          1,162,320            66,310             1,096,010
February 28, 2000         1,162,620            66,310             1,096,010
March 31, 2000            1,162,320            66,310             1,096,010
April 30, 2000            1,162,320            66,310             1,096,010
May 31, 2000              1,162,320            66,310             1,096,010
June 30, 2000             1,162,320            66,310             1,096,010
July 31, 2000             1,162,320            66,310             1,096,010
August 31, 2000           1,162,320            66,310             1,096,010
September 30, 2000        1,162,320            51,904             1,110,416

          Weighted average number of shares outstanding
          for the year ended September 30, 2000, for earnings
          per share calculation                                   1,117,441
                                                                  ---------

          Stock options outstanding at September 30, 2000:          151,776
                                                                    -------

          Exercise price of stock options:                  $9.42 per share
                                                            ---------------

          Average stock price for the 12 month period ended
          September 30, 2000                                          $9.94
                                                                   --------



                                                          12 Months Ended
Basic Earnings Per Share                                   September 30,
------------------------                                   -------------
                                                      2000              1999
                                                      ----              ----

Income available to common stockholders           $   295,787       $   297,990
                                                  ===========       ===========

Weighted average number of common shares
    outstanding for basic EPS calculation           1,117,441         1,324,359
                                                  ===========       ===========

                  Basic Earnings Per Share        $       .26       $       .23
                                                  ===========       ===========

Diluted Earnings Per Share

Income available to common stockholders           $   295,787       $   297,990
                                                  ===========       ===========

Weighted average number of common shares
    outstanding for basic EPS calculation           1,117,441         1,324,359
                                                  ===========       ===========

Weighted average common shares issued under
    stock options plans                               148,401           148,451


Less weighted average shares assumed
    repurchased with proceeds                        (140,638)         (118,912)

Weighted average number of common shares
    outstanding for diluted EPS calculation         1,125,205         1,353,898

                  Basic Earnings Per Share        $       .26       $       .22
                                                  ===========       ===========